UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2021	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of New Directors

As previously announced in prior Form 8-K filings with the Securities and Exchange Commission (“SEC”), Mark Quinlan and Wendi Carpenter have been appointed members of the Board of Directors of Comtech Telecommunications Corp. (“Comtech” or the “Company”) as of January 3, 2022. Each will receive compensation for their service on the Board of Directors in accordance with the standard compensatory arrangement for non-employee directors. The current compensatory arrangement for all non-employee directors is described in the Company’s Definitive Proxy Statement for its Fiscal 2021 Annual Meeting of Stockholders, filed with the SEC on November 12, 2021.

Appointment to the Board and Employment Agreement with new Chief Executive Officer

On December 31, 2021, Michael Porcelain was appointed Chief Executive Officer (“CEO”) of Comtech and on January 3, 2022, was appointed a member of Comtech’s Board of Directors. Mr. Porcelain will retain his title as President. As a result of Mr. Porcelain’s appointment, Comtech’s newly constituted Board now consists of eight (8) directors; six (6) of whom are independent.

On January 3, 2022, Comtech and Mr. Porcelain entered into an Employment Agreement (the “CEO Employment Agreement”) which expires on December 31, 2024. The CEO Employment Agreement was approved by Comtech’s newly constituted Board of Directors. According to the CEO Employment Agreement, Mr. Porcelain will receive a starting annual base salary of $780,000, with total compensation (including salary and incentive compensation opportunities) to be no less than $3,150,000 per fiscal year.

As stated in the CEO Employment Agreement, for fiscal year 2022, Mr. Porcelain’s Non-Equity Incentive Award will be at least $924,380 and he was granted restricted stock units (“RSUs”) and long-term performance shares (“LTPS”) with an aggregate value equal to an amount reflecting the increase in Mr. Porcelain’s total direct compensation in fiscal 2022 to $3,150,000. The RSU grant vests over five-years and the LTPS grant vests over three-years, subject to the achievement of performance goals which are the same as Mr. Porcelain’s other incentive compensation awards for fiscal year 2022.

Additionally, Mr. Porcelain received a grant of RSUs with a fair market value equal to $350,000, which will vest over the next three years on the anniversary of January 1, 2022, subject to certain conditions.

The terms of both the Change-in-Control Agreement (Tier 1), dated as of July 31, 2021, and the Indemnification Agreement, dated as of March 7, 2007, each entered into between the Company and Mr. Porcelain, will continue to apply.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and incorporated by reference herein.

Consulting Agreement with former Chief Executive Officer

In connection with the appointment of Mr. Porcelain as Comtech’s CEO, Fred Kornberg ceased serving as CEO on December 31, 2021, after approximately fifty years of service to Comtech. Mr. Kornberg will continue to serve as Chairman of the Board. As a result of the termination of Mr. Kornberg’s employment, he is entitled to severance payments pursuant to a Change-in-Control Agreement (Tier 1), the form of which was filed with the SEC on October 4, 2021 as an exhibit to Comtech’s fiscal 2021 Form 10-K, and whose terms are described on pages 78-83 in Comtech’s Definitive Proxy Statement for its Fiscal 2021 Annual Meeting of Stockholders filed with the SEC on November 12, 2021.

On January 3, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Kornberg, pursuant to which he will also serve as a Senior Technology Advisor to Comtech. The Consulting Agreement was approved by Comtech’s newly constituted Board of Directors. In addition to providing consulting services, Mr. Kornberg also agreed to: (i) comply with the restrictive covenants specified in the Consulting Agreement, (ii) the assignment of his rights to any inventions related to Comtech’s business during his almost fifty years of employment and (iii) the execution of a release of claims against the Company.

Under the terms of the Consulting Agreement, Mr. Kornberg will be paid a monthly fee equal to the rate of $500,000 annually. In addition, Mr. Kornberg received a grant of restricted stock (“Restricted Stock Grant”) equal to $1,250,000 and is entitled to another Restricted Stock Grant equal to $1,000,000 on January 1, 2023. Each Restricted Stock Grant shall vest 1/12 on the date of grant and in eleven equal monthly installments thereafter. Under certain conditions, the Company may, at its option, pay cash equal to $1,000,000 in lieu of the Restricted Stock Grant to be issued on January 1, 2023. The initial term of the Consulting Agreement is for two years; however, it may be terminated: (i) by action of the Board, for Cause or due to Disability (both as defined in the Consulting Agreement), (ii) due to the death of Mr. Kornberg or (iii) by mutual agreement of the Company and Mr. Kornberg.

Subject to Comtech exercising an additional one-year consulting term, Mr. Kornberg is entitled to earn a monthly fee equal to the rate of $500,000 annually, plus an additional Restricted Stock Grant of $750,000 with vesting terms similar to those described above.

Mr. Kornberg will receive no additional compensation for serving as Chairman or a member of Comtech’s Board.

The foregoing description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Consulting Agreement, a copy of which is filed as Exhibit 10.2 with this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Comtech and Michael Porcelain
10.2	Consulting Agreement between Comtech and Fred Kornberg
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    January 5, 2022
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer